UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 27, 2008

Platinum Underwriters Holdings, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-31341	98-0416483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Belvedere Building
69 Pitts Bay Road
Pembroke, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)
(441) 295-7195
(Registrant’s telephone number, including area code)
N/A
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     The Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “2007 Form 10-K”) filed by Platinum Underwriters Holdings, Ltd. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on February 29, 2008 contained a typographical error in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations. On page 53 of the 2007 Form 10-K filed with the SEC, under the caption “Financial Condition, Liquidity and Capital Resources — Financial Condition,” the Company included a table showing the breakdown of its mortgage-backed and asset-backed securities as of December 31, 2007 and the amounts shown in that table for “U.S. Government agency mortgage-backed securities” and “Residential mortgage-backed bonds” were transposed. The corrected table is as follows ($ amounts in thousands):

	Amortized	Fair	Weighted Average
	Cost	Value	Credit Rating
U.S. Government agency mortgage-backed securities	$631,437	$633,245	Aaa
Commercial mortgage-backed securities	374,592	369,011	Aaa
Asset-backed securities	219,851	214,004	Aaa
Residential mortgage-backed bonds	175,606	171,982	Aa

Total mortgage-backed and asset-backed securities	$1,401,486	$1,388,242	Aaa

     Correct versions of the above table appear on page 64 in the 2007 Form 10-K mailed to the Company’s shareholders with the proxy materials for the Annual General Meeting of Shareholders to be held on April 23, 2008 and in the 2007 Form 10-K appearing on the Company’s website (www.platinumre.com).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM UNDERWRITERS HOLDINGS, LTD.
By:	/s/ James A. Krantz
	Name:	James A. Krantz
	Title:	Executive Vice President and Chief Financial Officer

     Date: March 27, 2008